                                                       Telephone: (702) 312-6255
                                                       Facsimile: (702) 944-7100
                                                       E-mail:  telelaw@msn.com
                                                       ________________
Michael A. Cane*            Stephen F.X. O'Neill**     Gary R. Henrie+
Michael H. Taylor***        Chad J. Wiener +++         Peter Hsiao++

2300 West Sahara Avenue
Suite 500, Box 18
Las Vegas, NV  89102





April 2, 2003

Norvanco Inc.
155 Gran Via
Palm Desert, CA  92260

Re:     Norvanco Inc., Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Norvanco Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 3,242,262 shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement dated March 26, 2003 and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.

Very Truly Yours,


CANE O'NEILL TAYLOR, LLC

/s/ Michael A. Cane

Michael A. Cane, Esq.


   *Licensed Nevada, California, Washington and Hawaii State Bars; ** Washington
                         and British Columbia Bars only;
   ***Nevada and British Columbia Bars; + Nevada and Utah State Bars;
           ++ California Bar only, +++ Wisconsin and Illinois Bars

Norvanco Inc.
April 2, 2003
Page 2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE O'NEILL TAYLOR, LLC


/s/ Michael A. Cane
_____________________________
Michael A. Cane, Esq.